UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Relinquishment of Duties as Principal Accounting Officer by Mark Osterberg

On April 17, 2015, Mark Osterberg, age 64, notified the Company of his intention to relinquish his duties as Principal Accounting Officer of the Company. Effective immediately, Arne Haak, the Company’s Chief Financial Officer, has assumed the responsibilities of Principal Accounting Officer of the Company. Michael Hynes, the Company’s current Controller and Director of Accounting, has been promoted to Vice President of Accounting. Mr. Osterberg has agreed to continue to serve as an accounting advisor to the Company.

Entry into Amended Terms of Employment Agreement with Peter Beaudrault

On April 17, 2015, the Company and Peter Beaudrault entered into an Amended Terms of Employment Agreement (the “Amended Employment Agreement”) that sets forth certain terms related to Mr. Beaudrault’s transition into employment in a non-executive officer capacity effective as of January 21, 2015 in connection with the closing of the sale of Mitchell’s Restaurants and related assets.

Under the Amended Employment Agreement, the Company has agreed to pay $285,800 in respect of severance obligations owed in the event of resignation with good reason or termination without cause under Mr. Beaudrault’s Terms of Employment / Letter of Understanding and Salary Continuation agreement dated March 14, 2012 (the “Former Agreement”). A copy of the Former Agreement was attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2012. The terms of the Amended Employment Agreement also include: continued participation in the Company’s 401(k) plan, non-qualified deferred compensation plan and group health, vision and dental insurance plans, and, in the event that Mr. Beaudrault’s employment is terminated for any reason prior to the first anniversary of the date of the Amended Employment Agreement, continued participation in the Company’s group health plans at the Company’s expense, subject to the satisfaction of certain conditions, and continued vesting of restricted stock grants previously made to Mr. Beaudrault, until the first anniversary of the date of the Amended Employment Agreement. The foregoing terms are consistent with the severance obligations owed to Mr. Beaudrault under the Former Agreement in the event of a resignation with good reason or termination without cause.

In addition, under the Amended Employment Agreement, the Company has agreed to employ Mr. Beaudrault on an at-will basis at a salary and on terms to be mutually agreed upon between the Company and Mr. Beaudrault.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended Terms of Employment Agreement dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III
Date: April 17, 2015	John F. McDonald, III
	Title:	Vice President - General Counsel
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Terms of Employment Agreement dated April 17, 2015.